EXHIBIT 24


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

           That the undersigned officers and directors of American Stores Company, a Delaware corporation, do hereby constitute and appoint Victor L. Lund and Teresa Beck, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with any and all Registration Statements and any further amendments thereto, pursuant to which up to $1 billion of American Stores Company debt and/or equity securities are to be sold. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any and all Registration Statements, to any and all further amendments, both pre-effective and post-effective, and supplements thereto, and to any and all instruments or documents filed as part of or in conjunction with any and all such Registration Statements or further amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

SIGNATURES                               TITLE            DATE

/s/ Victor L. Lund                 Chairman of the    May 20, 1997
--------------------------------   Board, Chief
Victor L. Lund                     Executive Officer
                                   and Director
                                   (Principal
                                   Executive Officer)

/s/ Teresa Beck                    Chief Financial    May 20, 1997
--------------------------------   Officer
Teresa Beck                        (Principal
                                   Financial and
                                   Accounting
                                   Officer)

/s/ Pamela G. Bailey               Director           May 20, 1997
--------------------------------
Pamela G. Bailey

/s/ Henry I. Bryant                Director           May 20, 1997
--------------------------------
Henry I. Bryant

/s/ Louis H. Callister             Director           May 20, 1997
--------------------------------
Louis H. Callister

/s/ Arden B. Engebretsen           Director           May 20, 1997
--------------------------------
Arden B. Engebretsen

/s/ James B. Fisher                Director           May 20, 1997
--------------------------------
James B. Fisher

/s/ F.R. Gumucio                    Director           May 20, 1997
--------------------------------
F.R. Gumucio

/s/ Leon G. Harmon                  Director           May 20, 1997
--------------------------------
Leon G. Harmon

/s/ Donald B. Holbrook              Director           May 20, 1997
--------------------------------
Donald B. Holbrook

/s/ John E. Masline                 Director           May 20, 1997
--------------------------------
John E. Masline

/s/ Barbara S. Preiskel             Director           May 20, 1997
--------------------------------
Barbara S. Preiskel

/s/ J.L. Scott                      Director           May 20, 1997
--------------------------------
J.L. Scott

/s/ Arthur K. Smith                 Director           May 20, 1997
--------------------------------
Arthur K. Smith


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